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                                                                            2.23

                                AMENDMENT NO. 2
                                       TO
                            ASSET PURCHASE AGREEMENT

     THIS AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT (this "Amendment") is made and entered into this 16th day of June, 1997, among F & P ENTERPRISES, INC., a North Carolina corporation ("Seller"); THOMAS FICKLING and WILLIAM PRENTICE (collectively referred to as the "Shareholders"), and NATIONAL RESTAURANT ENTERPRISES, INC. d/b/a AMERIKING CORPORATION, a Delaware corporation ("Purchaser").

                                R E C I T A L S:

     WHEREAS, Seller, the Shareholders and Purchaser are parties to an Asset Purchase Agreement, dated March 7, 1997, as amended by Amendment No. 1 to Asset Purchase Agreement, dated April 8, 1997 (as amended, the "Agreement"); and

     WHEREAS, the parties hereto desire to amend the Agreement to further clarify the parties' intentions.

     NOW THEREFORE, in consideration of the Recitals, which shall be deemed to be a substantive part of this Amendment, and the mutual covenants, promises, agreements, representations and warranties contained in this Amendment, the parties hereto do hereby covenant, promise, agree, represent and warrant as follows:

          1. Definitions of Terms. Capitalized terms used without definition herein shall have the meanings assigned to them in the Agreement.

          2. Purchase Price Amended. The parties hereto agree that the Purchase Price is hereby amended to be Fourteen Million Nine Hundred Fifty Six Thousand Eight Hundred Eighty Nine and no/100 Dollars ($14,956,889.00).

          3. Scope. To the extent not amended or modified herein, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment, with the intention of making it a valid and binding instrument, on the date first above written.

                                       Seller:

                                       F & P ENTERPRISES, INC.


                                       By:__________________________________
                                       ___________________________, President


                                       Shareholders:

                                       _____________________________________
                                       Thomas Fickling

                                       _____________________________________
                                       William Prentice
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                                       Purchaser:

                                       NATIONAL RESTAURANT ENTERPRISES, INC.
                                       d/b/a AMERIKING CORPORATION


                                       By:___________________________________
                                          Joel Aaseby, Secretary




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